UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2010

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	000-51520	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 15, 2010 the Company held its annual meeting of shareholders. All matters submitted to a vote by the Company’s shareholders, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2010, were approved. The number of common shares entitled to vote at the Company’s 2010 annual meeting of shareholders was 18,818,912, representing the number of shares outstanding as of the record date, April 22, 2010.

The results of each matter voted on were as follows:

a. Election of Directors. The following director was elected for a term expiring at the 2012 annual meeting of shareholders:

	Votes For	Votes Withheld	Broker Non-Votes
Philip A. Garcia	16,192,566	280,688	769,178

The following directors were elected for terms expiring at the 2013 annual meeting of shareholders:

	Votes For	Votes Withheld	Broker Non-Votes
Jared A. Morris	15,664,625	808,629	769,178
Daniel Phillips	15,908,062	565,192	769,178
Sean M. Traynor	16,258,074	215,180	769,178

b. Amendment of Articles of Incorporation to reflect changes in Texas law. The proposed amendments were approved.

Shares Voted for Proposal	Shares Voted Against Proposal	Shares Abstaining	Broker Non-Votes
17,230,129	8,035	4,266	0

c. Amendment of Articles of Incorporation to reduce authorized shares of capital stock. The proposed amendments were approved.

Shares Voted for Proposal	Shares Voted Against Proposal	Shares Abstaining	Broker Non-Votes
16,468,089	3,459	1,706	769,178

d. Amendment of Non-Employee Director Restricted Stock Plan. The proposed amendments were approved.

Shares Voted for Proposal	Shares Voted Against Proposal	Shares Abstaining	Broker Non-Votes
15,997,658	472,405	3,191	769,178

e. Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010. The appointment was ratified.

Shares Voted for Proposal	Shares Voted Against Proposal	Shares Abstaining	Broker Non-Votes
16,954,944	284,543	2,945	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/S/ TODD WALKER
Todd Walker, Executive Vice President,
General Counsel, and Secretary

Date: June 18, 2010

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